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                         [COOPERS & LYBRAND LETTERHEAD]

                                                                      Exhibit 11





                       CONSENT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors
of Sentry Fund, Inc.


We consent to the inclusion in Post-Effective Amendment No. 33 to the Registration Statement of Sentry Fund, Inc. (the "Fund") on Form N-lA (File No. 2-34038) of our report dated November 29, 1995, on our audit of the financial statements and financial highlights of the Fund, which report is included in the Registration Statement We also consent to the reference to our Firm under the captions "Independent Accountants".


         /s/ Coopers & Lybrand L.L.P.


Chicago, Illinois
February 26, 1996